Exhibit 10.1.2
XStream Systems, Inc.
First Amendment to the Amended and Restated
2004 Stock Option Incentive Plan
July 23, 2009
     This first amendment (the “Amendment” ) to the AMENDED AND RESTATED 2004 STOCK OPTION INCENTIVE PLAN (the “Amended and Restated Plan”) of Xstream Systems, Inc. (the “Company”), hereby amends the Amended and Restated Plan, previously amended and restated on or about February 19, 2009.
     WHEREAS, the Board of Directors of the Company has resolved to amend the Amended and Restated Plan in order to provide greater flexibility to the recipients of the Company’s incentive grants, to permit certain transfers during the lifetime of holders of options (“Optionee”) to members of the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family granted pursuant to the Plan.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1. Definitions. All capitalized terms used in this Amendment without being defined herein will have the meanings ascribed to those terms in the Amended and Restated Plan.
2. Amendment to Section 1.5(d). The Committee agrees to amend the Amended and Restated Plan, effective the date set forth above, by deleting the Section 1.5(d) in its entirety and replacing it with the text below as follows:
(d)	Limited transferability. No Option granted under the Plan shall be transferable other than by the Optionee’s will or by the laws of descent and distribution or to Optionee’s Immediate Family (as defined hereafter) or a trust for the benefit of Optionee’s Immediate Family. “Immediate Family” as used in this Section 1.5(d) shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Option so transferred subject to the provisions of this Amended and Restated Plan and the Optionee’s Option Agreement. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or a transferee permitted under this section.
3. Agreement. Except as amended pursuant to this Amendment, the Amended and Restated Plan is ratified, adopted, approved and confirmed in all respects and remains in full force and effect.

[signature page to First Amendment to Amended and Restated Plan]
IN WITNESS WHEREOF, the duly authorized executive officer of the Company has caused this amendment to the Plan to be executed as of the day and year first written above.

The Company: XStream Systems, Inc.
By:	/s/ Chris Butler
	Name:	Chris Butler
	Its:	Chief Financial Officer